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                                          COTTON, BLEDSOE, TIGHE & DAWSON
                                            A PROFESSIONAL CORPORATION
                                                 ATTORNEYS AT LAW
                                                  500 W. ILLINOIS
                                                     SUITE 300                       1415 LOUISIANA
         DAN G. LEROY                        MIDLAND, TEXAS 79701-4337                  SUITE 2100
                                            P.O. BOX 2776 ZIP 79702-2776         HOUSTON, TEXAS 77002-7351
                                                                                  TELEPHONE (713) 759-9281
WRITER'S DIRECT #: (915) 685-8558                ----------------                   FAX (713) 759-0458
WRITER'S DIRECT FAX #: (915) 684-3142
    EMAIL: dleroy@cbtd.com                    TELEPHONE (915) 684-5782
                                                FAX (915) 682-3672
                                                 WEB www.cbtd.com
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                                                                     EXHIBIT 5.1



                               September 29, 2000


     Clayton Williams Energy, Inc.
     6 Desta Drive, Suite 3000
     Midland, Texas 79705

       Re:  Registration Statement on Form S-8 1993 Stock Compensation Plan

     Gentlemen:

       We have acted as counsel for Clayton Williams Energy, Inc., a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 900,000 shares (the "Shares") of the common stock, par value $0.10 per share (the "Common Stock") of the Company reserved for issuance to the holders of non-qualifying stock options pursuant to the 1993 Stock Compensation Plan of Clayton Williams Energy, Inc. (the "Plan"). A Registration Statement on Form S-8 (the "Registration Statement") covering the sale of the Shares is being filed under the Act with the Securities and Exchange Commission (the "Commission").

       In reaching the conclusions expressed in this opinion, we have examined signed copies of the Registration Statement and all exhibits thereto. We have also examined and relied upon originals or copies certified to our satisfaction, of (i) the Second Restated Certificate of Incorporation and Bylaws of the Company, as amended,
     (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and related matters, (iii) the Plan, and (iv) such other agreements and instruments relating to the Company as we have deemed necessary or appropriate for the purposes of the opinions hereinafter expressed. In rendering such opinions, we have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of the Company and public officials as to matters of fact of which the maker of such certificates or the person providing such information had knowledge, without investigation or verification thereof. Furthermore, in rendering such opinions we have assumed that the signatures on all documents examined by us are genuine, that all documents and corporate record books submitted to us as originals are authentic, accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

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Clayton Williams Energy, Inc.
September 29, 2000
Page 2


     Based solely upon the foregoing, subject to the assumptions, limitations and qualifications set forth herein, and specifically limited in all respects to the laws of the State of Texas, of the United States of America and the General Corporation Law of the State of Delaware, we are of the opinion that the Shares of the Company registered pursuant to the Registration Statement have been duly and validly authorized by the Company, and when paid for, issued or sold and delivered in accordance with the terms of the Plan such Shares will be legally issued, fully paid and nonassessable. Please note in this regard that we are not licensed to practice law in the State of Delaware, but we have reviewed Delaware law in connection with the opinions expressed herein.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under the Act or the rules and regulations of the Commission promulgated thereunder.

     This opinion is rendered only to the Company and solely for the benefit of the Company and the Commission in connection with the registration and the issuance of the Shares pursuant to the Registration Statement and the Plan, respectively. This opinion may not be otherwise used, circulated, quoted, relied upon, or referred to by you or the Commission for any other purpose or by any other person, firm or corporation for any purpose, without our prior written consent.

                                                  Very truly yours,

                                             COTTON, BLEDSOE, TIGHE & DAWSON


                                             By:  /s/ Dan G. LeRoy

                                                   Dan G. LeRoy



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